FORM 8-K

                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549


                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15 (d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): October 1, 1997


                      Lexington B & L Financial Corp.
                      -------------------------------
          (Exact name of registrant as specified in its charter)



        Missouri                           0-28120           43-1739555
        --------                          ----------         ----------
State or other jurisdiction               Commission        (I.R.S. Employer
     of incorporation                     File Number       Identification No.)



919 Franklin Ave., Lexington, Missouri                        64067
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(Address of principal executive offices)                    (Zip Code)


  Registrant's telephone number (including area code)  (816) 259-2247


                                Not Applicable
                                --------------
      (Former name or former address, if changed since last report)



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Item 2.  Acquisition or Disposition of Assets

     On October 1, 1997, Lexington B & L Financial Corp. ("Corporation") consummated the previously announced acquisition of Lafayette Bancshares, Inc. ("Lafayette") and its subsidiary Lafayette County Bank of Lexington/Wellington, Lexington, Missouri ("Lafayette County Bank"). The acquisition was accomplished by the merger of Lafayette into a wholly-owned subsidiary of the Corporation formed for that purpose, which was subsequently merged into the Corporation. Lafayette County Bank will continue to operate as a subsidiary of the Corporation. Pursuant to the terms of the merger agreement, each share of Lafayette common stock was converted into the right to receive .0851 share of the Corporation's common stock and $.92 in cash. The Corporation will issue approximately 96,120 shares and pay approximately $1,039,140 in exchange for all of the outstanding shares of Lafayette common stock. Based on the last reported sale price of the Corporation's common stock on September 30, 1997, such shares had an aggregate value of approximately $1,562,000. Cash will be paid in lieu of fractional shares. Lafayette County Bank operates three branches in the State of Missouri and at June 30, 1997 had assets of $33.2 million.

     Additional information concerning the acquisition is contained in the press release issued by the Corporation on October 1, 1997, attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Business Acquired

     Lafayette's unaudited Consolidated Statements of Financial Condition as of December 31, 1996 and 1995 and Consolidated Statements of Income, Stockholders' Equity and Cash Flows for the years ended December 31, 1996 and 1995 and notes thereto are incorporated herein by reference to pages F-31 through F-49 of the Prospectus/Proxy Statement contained in the Corporation's Registration Statement on Form S-4 (No. 333-28175).

     Lafayette's unaudited Consolidated Statement of Financial Condition as of September 30, 1997, Consolidated Statements of Income for the nine months ended September 30, 1997 and 1996 and Consolidated Statements of Cash Flows for the nine months ended September 30, 1997 and 1996 will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 60 days after the date this report is required to be filed, or December 15, 1997.

     (b)  Pro Forma Financial Information

     Unaudited pro forma condensed combined financial statements reflecting consummation of the acquisition will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 60 days after the date this report is required to be filed, or December 15, 1997.

     Exhibit
       99      Press Release dated October 1, 1997




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                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   LEXINGTON B & L FINANCIAL CORP.




DATE:  October 9, 1997             By:   /s/ Erwin Oetting, Jr.
                                         -----------------------
                                             Erwin Oetting, Jr.
                                             President

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                                Exhibit 99


                              *PRESS RELEASE*


FOR IMMEDIATE RELEASE:
October 1, 1997

CONTACT:  Erwin Oetting, Jr., CEO and President
          Lexington B & L Financial Corp.
          (816) 259-2247


                      LEXINGTON B & L FINANCIAL CORP.
               COMPLETES ACQUISTION OF LAFAYETTE BANCSHARES

     Lexington, Missouri, October 1, 1997 -- Lexington B & L Financial Corp. (Nasdaq SmallCap: LXMO), the holding company for B & L Bank, today announced that it completed its acquisition of Lafayette Bancshares, Inc., the holding company for Lafayette County Bank. As a result of the transaction, Lafayette County Bank has become a subsidiary of Lexington B & L Financial Corp.

     In the transaction, Lafayette shareholders will receive $0.92 in cash and .0851 shares of Lexington common stock for each share of Lafayette common stock.
Lexington expects to pay approximately $1,039,140 and issue 96,120 shares to Lafayette shareholders.

     Lafayette County Bank, headquartered in Lexington, Missouri, had total assets of $33.2 million at June 30, 1997. It has three full service offices, one in Lexington, one in Wellington and one in Callao, Missouri.

     "We are excited to have completed this transaction," stated Erwin Oetting, Jr., President and Chief Executive Officer of Lexington. "With Lafayette County Bank's expertise in commercial and consumer lending and B & L Bank's expertise in mortgage lending, we look forward to providing an enhanced range of community banking services to the customers of both banks."

     B & L Bank, which completed its conversion from the mutual to stock form in June 1996, is located in Lexington, Missouri. At June 30, 1997, Lexington had total assets of $59.2 million and total stockholders' equity of $16.8 million.

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